Exhibit 99.1

ClearSign Technologies Corporation

Receives Support and Collaboration from SoCalGas for its Flexible Hydrogen Fueled Ultra Low NOx Process Burner Project

TULSA, Okla., September 20, 2023 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today announces that it has received collaboration commitment and additional pledged funding for its 100% Hydrogen Ultra Low NOx burner project from Southern California Gas Co.(SoCalGas).

SoCalGas has pledged financial support on top of the SBIR program Phase 2 Award for $1.6 million from the DOE which was previously announced. Their support will provide additional funding to the project which is designed to help decarbonize hard-to-electrify industries and is entering the commercialization phase. Their support will include $500,000 to promote the introduction and field demonstration of our hydrogen capable ClearSign Core burner technology in Southern California.

"We are extremely pleased to receive this support from the forward looking team at SoCalGas. We believe our collaboration with SoCalGas provides not just additional financial support, but also their engagement with us in moving the energy transition forwards in Southern California, and making our ClearSign Core technologies part of the technical portfolio available to all the industries that SoCalGas serves," said Jim Deller, Ph.D., Chief Executive Officer of ClearSign.

“This exciting and innovative project offers a look at how hydrogen can play a vital role in helping industries in California start down the path to net zero through technology that allows the transition to clean fuels,” said Neil Navin, SoCalGas Chief Clean Fuels Officer. “Investments in clean fuel technologies like this will be key in providing hard-to-decarbonize industries the means to reach net zero quickly and affordably.”

The goal of this project is to develop ultra-low NOx hydrogen burner technology, which the Company believes will enable the adoption of hydrogen fuel for industrial heating, leading to reductions in the industrial emissions of both carbon dioxide and nitrogen oxides. Current burners and previous efforts to decarbonize industrial combustion processes through the utilization of hydrogen fuel are inhibited by the lack of industrial hydrogen burners capable of burning pure hydrogen while preventing additional Nitrogen Oxides (NOx) emissions.

Phase One saw the completion and deployment of a prototype process burner that successfully integrated hydrogen and hydrogen blending while maintaining NOx below 5 ppm. Phase Two will entail scaling up the size of the burner from 2 MMBtu per hour up to 8 MMBtu per hour and deploying it in real-world, commercial industrial settings where high heat is required, over the next two years.

SoCalGas has made clean energy innovations designed to decarbonize hard-to-electrify sectors a key component of its efforts to help California achieve net zero by 2045. To that end, SoCalGas is working to develop Angeles Link, a proposed green hydrogen pipeline system that could deliver clean, reliable, renewable energy to the Los Angeles region. The project, which could be the nation's largest green hydrogen pipeline system, is being designed to support significantly reducing greenhouse gas emissions from electric generation, industrial processes, heavy-duty trucks, and other hard-to-electrify sectors of the Southern California economy.

SoCalGas is also working to help the state of California develop a hydrogen blending standard through pilot projects, to help better understand how clean fuels like renewable hydrogen could be delivered at scale through California’s existing natural gas system and to help drive down costs of hydrogen by scaling up use and building a hydrogen market.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

About SoCalGas

Headquartered in Los Angeles, SoCalGas® is the largest gas distribution utility in the United States. SoCalGas delivers affordable, reliable, and increasingly renewable gas service to over 21 million consumers across 24,000 square miles of Central and Southern California. Gas delivered through the company's pipelines will continue to play a key role in California's clean energy transition—providing electric grid reliability and supporting wind and solar energy deployment.

SoCalGas' mission is to build the cleanest, safest and most innovative energy infrastructure company in America. In support of that mission, SoCalGas aspires to achieve net-zero greenhouse gas emissions in its operations and delivery of energy by 2045 and to replacing 20 percent of its traditional natural gas supply to core customers with renewable natural gas (RNG) by 2030. Renewable natural gas is made from waste created by landfills and wastewater treatment plants. SoCalGas is also committed to investing in its gas delivery infrastructure while keeping bills affordable for customers. SoCalGas is a subsidiary of Sempra (NYSE: SRE), an energy infrastructure company based in San Diego.

For more information visit socalgas.com/newsroom or connect with SoCalGas on Twitter (@SoCalGas), Instagram (@SoCalGas) and Facebook.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the likelihood that we are able successfully complete the ultra-low NOx hydrogen burner development project funded by the Phase 2 government grant, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com